As filed with the Securities and Exchange Commission on December 17, 1997
                                                      Registration No. 333-37465



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post Effective Amendment No. 1 to
                         Form S-3 Registration Statement
                                      Under
                           The Securities Act of 1933


                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)

              WASHINGTON                               93-0962605
     (State or other jurisdiction                     (IRS Employer
  of incorporation or organization)                 Identification No.)

                            2815 Eastlake Avenue East
                             Seattle, WA 98102-3027
                           (206) 325-0800 (telephone)
                           (206) 325-2433 (facsimile)
                 (Address, including zip code, and telephone and
                   facsimile numbers, including area code, of
                          principal executive offices)


                          James E. Rottsolk, President
                              Tera Computer Company
                              2815 Eastlake Avenue
                             Seattle, WA 98102-3027
                           (206) 325-0800 (telephone)
                           (206) 325-2433 (facsimile)
                       (Name, address, including zip code,
               and telephone and facsimile numbers, including area
                           code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

                  Approximate date of commencement of proposed
                      sale to the public: October 30, 1997

                      -------------------------------------

     On October 8, 1997, Tera Computer Company, a Washington corporation (the "Company") registered for resale an aggregate of 800,000 shares of Common Stock issuable upon conversion of the Company's Series C Convertible Preferred Stock (the "Series C Stock") and in payment of accrued dividends thereon. The Series C Stock has been fully converted, and the Company issued an aggregate of 478,526 shares upon conversion thereof and payment of accrued dividends thereon. The Selling Shareholder has informed the Company that it has sold in market transactions all 478,526 shares of Common Stock issued by the Company in this regard.

     The Company hereby deregisters the remaining 321,474 shares of Common Stock that were reserved for issuance upon conversion of the Series C Stock and payment of accrued dividends thereon, but which were not issued.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 15, 1997.

                                   TERA COMPUTER COMPANY


                                   By:  /s/
                                      -----------------------------------------
                                      James E. Rottsolk
                                      Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on the 15th day of December, 1997:

Signature and Title
-------------------


   *                                      *
-----------------------------------     ---------------------------------------
Burton J. Smith                         Daniel J. Evans, Director
Chairman of the Board of Directors



/s/                                       *
-----------------------------------     ---------------------------------------
James E. Rottsolk                       Kenneth W. Kennedy, Director
Chief Executive Officer and Director



/s/                                       *
-----------------------------------     ---------------------------------------
Kenneth W. Johnson                      John W. Titcomb, Jr., Director
Chief Financial and Accounting Officer


  *
-----------------------------------
David N. Cutler, Director



*By   /s/
   --------------------------------
   James E. Rottsolk
   Attorney-in-Fact